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                                                                 Exhibit 99.1

NEWS FROM
                        GOODRICH PETROLEUM CORPORATION
                         333 TEXAS STREET, SUITE 1375
                       SHREVEPORT, LOUISIANA 71101-5319
                                (318) 429-1375
                              FAX (318) 429-2296

CONTACT:                                                      TRADED: NYSE(GDP)
ROLAND FRAUTSCHI
GLYNN WILLIAMS


 GOODRICH PETROLEUM CORPORATION ANNOUNCES PARTIAL PREFERRED STOCK CONVERSION

Houston, Texas, October 26, 1995 - Goodrich Petroleum Corporation announced today that holders of its preferred stock have elected to convert an aggregate of 363,851 shares (or approximately 33%) of its Series A Convertible Preferred Stock (NASDAQ symbol "GDPAP") into Goodrich common stock. The conversion was made pursuant to a special conversion right arising from Goodrich's August 15th merger with Patrick Petroleum Company. Each share was converted at a rate of
6.25 shares of common stock for each share of preferred stock.

The conversion will result in the Company issuing 2,252,496 shares of common stock. The number of outstanding preferred shares after conversion will be 734,859. The preferred stock carries an annual dividend rate of 8%.

Goodrich Petroleum Corporation is an independent oil and gas exploration and production company listed on the New York Stock Exchange with a majority of its properties located in Texas and Louisiana.